Exhibit 10.6

AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT

This Amended and Restated Equity Pledge Agreement (this “Agreement”) is entered into as of December 14, 2018 by and among the following parties:

(1)	Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd. (the “Pledgee”), a limited liability company established under the laws of the PRC;

(2)	Zhejiang Yunji Youxuan E-commerce Co., Ltd. (the “Company”), a limited liability company established under the laws of the PRC;

(3)	Xiao Shanglue, a PRC citizen (PRC ID No.: ******); and

(4)	Hao Huan, a PRC citizen (PRC ID No.: ******) (together with Xiao Shanglue, the “Pledgors”).

(Each of the Pledgee, the Company and the Pledgors, a “Party”, and collectively, the “Parties”.)

RECITALS

(A)	WHEREAS, the Pledgors hold 100% equity interest, representing RMB50.5 million of the registered capital of the Company;

(B)

WHEREAS, the Pledgee and the Company entered into an amended and restated exclusive service agreement dated December 14, 2018 (the “Service Agreement”), pursuant to which the Company shall pay service fees to the Pledgee for the services provided by the Pledgee;

(C)

WHEREAS, the Pledgee, the Pledgors, and the Company entered into an amended and restated exclusive option agreement dated December 14, 2018 (the “Exclusive Option Agreement”), pursuant to which each of the Pledgors and the other shareholders of the Company agrees to grant the Pledgee an exclusive right to purchase all of the equity interest of the Company held by it on the terms and conditions therein;

(D)	WHEREAS, the Pledgee and the Pledgors entered into a loan contract dated December 14, 2018 (the “Loan Contract”), pursuant to which the Pledgee has provided a loan to the Pledgors.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1.	Principal Agreements

Each Party acknowledges and confirms that the Principal Agreements for which the security of pledge is provided hereunder include the Service Agreement, the Exclusive Option Agreement, the Loan Contract and the agreements to be executed among the Pledgor, the Company and the Pledgee from time to time.

2.	The Pledge

2.1

The Pledgors hereby unconditionally and irrevocably agree to pledge all of the equity interest of the Company held by it (including any and all interest or dividend accrued on such equity interest) (the “Pledged Equity”) to the Pledgee, as a security for the performance of the obligations by the Pledgors and the Company under the Principal Agreements (the “Pledge”).

3.	The Scope of Pledge

3.1

The obligations secured by the Pledge under this Agreement include all obligations of the Pledgors and the Company, including without limitation, loan and the interest (if applicable), all service fees payable to the Pledgee, all indebtedness, obligations and liabilities (including but not limited to any amounts payable to the relevant person), damages (if any), compensation, any fees and expenses for enforcing the creditor’s rights and the Pledge (including but not limited to the attorneys’ fees, arbitration fees, the assessment and auction fees related to the Pledged Equity) and any other related cost. For the avoidance of doubt, the scope of the Pledge shall not be limited by the amount of the shareholders’ capital contribution.

4.	The Term of Pledge

4.1

The Pledge shall be continuously valid and the term of the Pledge ends at the earliest of the following three dates: (1) the date on which the unpaid secured obligation has been fully settled or otherwise repaid; (2) the date on which the Pledgee exercises the Pledge in accordance with the terms and conditions of this Agreement to fully realize its rights to the secured obligation and the Pledged Equity; or (3) the date on which the Pledgors have transferred all of its equity to a third party (natural or legal person) and no longer holds the Company’s equity in accordance with the Exclusive Option Agreement.

4.2

During the term of the Pledge, in the event the Pledgee or the Company fail to perform any of their respective obligations in accordance with the Principal Agreements, the Pledgee shall have the right to dispose of the Pledged Equity in accordance with the provisions of this Agreement.

4.3

The Pledgee shall have the right to collect any and all dividends or other distributable benefits accrued on the equity and distribute or dispose such dividends or other distributable benefits at its sole discretion.

5.	Registration

5.1

The Company shall upon execution of this Agreement, record the Pledge in the shareholders’ register of the Company and provide the shareholder’s register to the Pledgee. The parties covenant that the parties hereto have executed and submitted to administration of industry and commerce (the “AIC”) an equity interest pledge contract in the form required by the AIC at the location of the Company (the “AIC Pledge Contract”) to register the Pledge with AIC. For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. In case of any ambiguities or inconsistencies between the AIC Pledge Contract and this Agreement, provisions of this Agreement shall prevail.

5.2	Without limitation to any provision of this Agreement, during the term of the Pledge, the original of the register of members of the Company shall be kept by the Pledgee or its designated person.

5.3

With the prior consent of the Pledgee, the Pledgors may increase its capital contribution to the Company, provided that any capital contribution by the Pledgors to the Company shall be subject to this Agreement and any such capital increase shall be part of the Pledged Equity. The Company shall immediately amend the register of member and register the change to the Pledge with the AIC pursuant to this Section 5 within five (5) working days after the increase of capital contribution.

6.	The Pledgors’ Representations and Warranties

6.1	The Pledgors are the sole legal owners of the Pledged Equity.

6.2	No security interest or other encumbrance has been created on the Pledged Equity.

6.3	The Company is a limited liability company established and validly existing under the PRC laws. The registered capital of the Company is RMB50.5 million.

7.	The Pledgors’ Covenants and Further Assurance

7.1	The Pledgors hereby covenant to the Pledgee, that during the term of this Agreement, the Pledgors shall:

7.1.1

without the Pledgee’s prior written consent, not transfer the Pledged Equity, create or permit to create any security interest or other encumbrance on the Pledged Equity, or dispose of the Pledged Equity in any other means, except for the performance of the Exclusive Option Agreement;

7.1.2

comply with any or all laws and regulations applicable to the Pledge, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, provide the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the requirements set forth in the aforementioned notice, order or recommendation, or submit claims and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or with consent of the Pledgee;

7.1.3

promptly notify the Pledgee of any event or notice received that may have an impact on Pledgee’s rights to the Pledged Equity or any portion thereof or other obligations of the Pledgors arising out of this Agreement.

7.2

The Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Company, the Pledgors or any heirs or representatives of the Pledgors or any other persons (collectively, the “Relevant Persons”) through any legal proceedings.

7.2.1

Without the prior written consent of the Pledgee, the Relevant Persons shall not in any manner supplement, change or amend the articles of association and bylaws of the Company, increase or decrease its registered capital, or change its structure of registered capital in other manners;

7.2.2

Without the prior written consent of the Pledgee, after the execution of this Agreement, the Relevant Persons shall not in any manner sell, transfer, pledge or dispose any assets of the Company or any of its subsidiaries or any statutory or beneficiary interest derived from the business or income of the Company and shall not create any relevant security interest.

7.2.3

Without the prior written consent of the Pledgee, the Relevant Persons shall ensure that the Company shall not in any manner distribute dividends to its shareholder(s), make assets distributions or conduct capital reduction or initiate liquidation procedures or make any other distributions. Any distributions, including without limitation, the distributed assets or the residual assets in liquidation shall be deemed as part of the Pledge; or

7.2.4

Without the prior written consent of the Pledgee, the Relevant Persons shall not take actions which result in or may result in the decrease of value of Pledged Equity or jeopardize the validity of Pledge under this Agreement. In the event that the value of Pledged Equity decreases significantly and impairs the rights of the Pledgee, the Relevant Persons shall notify the Pledgee immediately, provide other assets as security as reasonably requested by and to the satisfaction of the Pledgee, and take necessary actions to resolve the foresaid events or reduce their adverse impact.

7.3

To protect or perfect the security interest granted by this Agreement for the payment obligation under the Principal Agreements, the Pledgors hereby undertake to execute in good faith and to cause other parties who have interests in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. The Pledgors also undertake to perform and to cause other parties who have interests in the Pledge to perform actions required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of the Pledged Equity with the Pledgee or designee(s) of the Pledgee. The Pledgors undertake to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the Pledgee.

7.4

The Pledgors hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all losses resulting therefrom.

8.	Exercise of Pledge

8.1	Each of the following shall constitute an event of default (“Event of Default”) hereunder (and an Event of Default is “continuing” if it has not been remedied or waived):

8.1.1

any statement, warranty or representation made by the Pledgors or the Company, under this Agreement or any of the Principal Agreements are not true, complete or accurate in any aspect; or the Pledgors or the Company breaches or fails to fulfill any obligation or abide by any covenants and undertakings under this Agreement or any Principal Agreements; or

8.1.2	any obligation of the Pledgors or the Company under this Agreement or any of the Principal Agreements is deemed as unlawful or void.

8.2

Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall have the right to exercise all such rights as a secured party under any applicable Chinese law, including the PRC Guarantee Law and the PRC Property Law, as in effect from time to time, including without limitations:

8.2.1

to sell all or any part of the Pledged Equity in one or more public or private sales upon three (3) days’ written notice to Pledgors, and any such sale or sales may be made for cash, upon credit, or for future delivery; or

8.2.2	to execute an agreement with the Pledgors to acquire the Pledged Equity based on its monetary value which shall be determined by referencing the market price of the pledged property;

The Pledgee has priority to the proceeds obtained by disposition of the Pledged Equity according to the aforesaid means for repayment of fees listed under Section 3 of this Agreement.

8.3

The Pledgors and the Company, at the request of the Pledgee, shall take all lawful and appropriate actions to ensure the Pledgee’s exercise of the Pledge right. For the purpose of the foregoing, the Pledgors and the Company should sign all the documents and materials and take all actions and measures reasonably required by the Pledgee.

9.	Assignment

9.1	None of the Company and the Pledgors shall assign any of its rights or obligations under this Agreement to any third party without the prior written consent of the Pledgee.

9.2

The Company and the Pledgors hereby agree that the Pledgee may assign its rights and obligations under this Agreement as the Pledgee may decide, at its sole discretion, and such transfer shall only be subject to a written notice sent to the Company and the Pledgors.

10.	Termination

This Agreement is terminated after the expiration of the term of the Pledge in accordance with Section 4 of this Agreement.

11.	Entire Agreement and Amendment to Agreement

11.1

This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by Parties with respect to the subject matter of this Agreement, including without limitation, the equity pledge agreement entered into by and among the Parties on June 13, 2018.

11.2

Any modification of this Agreement shall be made in a written form and shall only become effective upon the signature by all Parties of the Agreement. Amendments and supplemental agreements to this Agreement duly executed by Parties shall be parts of this Agreement and shall have the same legal effect as this Agreement.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be construed in accordance with and governed by the PRC laws.

12.2

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

13.	Effective Date and Term

13.1	This Agreement shall be signed and take effect as of the date first set forth above.

13.2	The term of this Agreement shall remain effective as long as the Pledge exists.

14.	Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the courier service company; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

15.	Severability

If any provision of this Agreement is deemed to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be limited to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

16.	Counterparts

This Agreement shall be executed in four (4) originals by all Parties, with each Party holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.

(/s/ Seal of Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.)

Signature:	/s/ XIAO Shanglue
Name:	XIAO Shanglue
Title:	Legal Representative

Signature Page to Amended and Restated Equity Pledge Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Zhejiang Yunji Youxuan E-commerce Co., Ltd.

(/s/ Seal of Zhejiang Yunji Youxuan E-commerce Co., Ltd.)

Signature:	/s/ XIAO Shanglue
Name:	XIAO Shanglue
Title:	Legal Representative

Signature Page to Amended and Restated Equity Pledge Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Xiao Shanglue

Signature:	/s/ Xiao Shanglue

Signature Page to Amended and Restated Equity Pledge Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Hao Huan

Signature:	/s/ Hao Huan

Signature Page to Amended and Restated Equity Pledge Agreement

Shareholders’ Register of Zhejiang Yunji Youxuan E-commerce Co., Ltd.

(recorded on December 14, 2018, registered capital of RMB50.5 million)

No.	Name of Shareholder	PRC ID No.	Amount Paid (Shareholding Percentage)	Payment Made by	Pledge Pledgee
001	Xiao Shanglue	******	99.0099%	Cash	RMB50,000,000 pledged to Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.

002	Hao Huan	******	0.9901%	Cash	RMB500,000 pledged to Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.

[The Remainder of this page is intentionally left blank]

[Signature Page to Shareholders’ Register of Zhejiang Yunji Youxuan E-commerce Co., Ltd.]

Zhejiang Yunji Youxuan E-commerce Co., Ltd. (/s/ Seal of Zhejiang Yunji Youxuan E-commerce Co., Ltd.)

Signature:	/s/ XIAO Shanglue
Name:	XIAO Shanglue
Title:	Legal Representative